NINTH AMENDMENT TO

ADVISORSHARES ETF DISTRIBUTION AGREEMENT

This Ninth Amendment (the “Amendment”) to the AdvisorShares Trust ETF Distribution Agreement (the “Agreement”) dated as of June 25, 2009, as amended from time to time, by and between AdvisorShares Trust, a Delaware statutory trust (the “Trust”) and Foreside Fund Services, LLC, a Delaware limited liability company (the “Distributor”) is entered into as of July 17, 2013 (the “Effective Date”).

WHEREAS, the Trust and Distributor desire to update Exhibit A of the Agreement to add the Athena International Bear ETF; and

WHEREAS, pursuant to Section 8(b) of the Agreement all amendments are required to be in writing and signed by the parties;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

II.	Exhibit A to the Agreement is hereby amended and restated as provided on Appendix A attached hereto.

III.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

ADVISORSHARES TRUST FORESIDE FUND SERVICES, LLC

By: __/s/Dan Ahrens____________	By: _ /s/Mark Fairbanks_______________
Name: Dan Ahrens	Name: Mark Fairbanks
Title: Secretary and Treasurer	Title: President

Appendix A

EXHIBIT A

Effective Date: July 17, 2013

WCM/BNY MELLON FOCUSED GROWTH ADR ETF

ACCUVEST GLOBAL LONG SHORT ETF

(formerly known as Mars Hill Global Relative Value ETF)

PERITUS HIGH YIELD ETF

CAMBRIA GLOBAL TACTICAL ETF

RANGER EQUITY BEAR ETF

MADRONA DOMESTIC ETF

MADRONA INTERNATIONAL ETF

MADRONA GLOBAL BOND ETF

MEIDELL TACTICAL ETF

TRIMTABS FLOAT SHRINK ETF

ROCKLEDGE SECTORSAM ETF

ACCUVEST GLOBAL OPPORTUNITIES ETF

STAR GLOBAL BUY-WRITE ETF

QAM EQUITY HEDGE ETF

GLOBAL ECHO ETF

GLOBAL ALPHA & BETA ETF

PRING TURNER BUSINESS CYCLE ETF

NEWFLEET MULTI-SECTOR INCOME ETF

ATHENA INTERNATIONAL BEAR ETF